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                                                                    EXHIBIT 3.14

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                   SUNOCO PARTNERS MARKETING & TERMINALS L.P.

     This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement"), dated as of February 8, 2002, is entered into and executed by Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company, as General Partner (as defined below), Sunoco Logistics Partners Operations L.P., a Delaware limited partnership, as Limited Partner (as defined below), Sunoco R&M (In) LLC, a Delaware limited liability company ("RM In LLC"), Sunoco, Inc. (R&M), a Pennsylvania corporation ("R&M"), Sunoco Partners LLC, a Pennsylvania limited liability company ("Sunoco GP"), Sunoco Logistics Partners L.P., a Delaware limited partnership (the "MLP") and Sunoco Logistics Partners GP LLC, a Delaware limited liability company ("GP LLC," and together with R&M, Sunoco GP and the MLP, the "Withdrawing Partners").

                                    RECITALS

     WHEREAS, on December 12, 2001, RM In LLC, acting as the general partner (the "Organizational General Partner"), formed Sunoco Partners Marketing & Terminals L.P. (the "Partnership") as a Texas limited partnership, and contributed $0.10 to the Partnership in exchange for a 0.01% general partner interest in the Partnership and R&M, acting as the organizational limited partner (the "Organizational Limited Partner") contributed $999.90 to the Partnership in exchange for a 99.99% limited partner interest in the Partnership;

     WHEREAS, the Organizational General Partner and the Organizational Limited Partner adopted, executed and agreed to the Agreement of Limited Partnership (the "Prior Agreement") relating to the Partnership on December 12, 2001;

     WHEREAS, each of the following contributions described in these Recitals was made pursuant to, and in accordance with, the Contribution, Conveyance and Assumption Agreement, dated as of the date hereof, by and among the Partnership, the MLP, Sunoco, Inc. and the other parties listed therein;

     WHEREAS, R&M contributed (i) to the Partnership a 99.99% interest in certain trucks and related licenses and certain other assets (the "Assets") and
(ii) to Sunoco GP all of its limited partner interest in the Partnership;

     WHEREAS, Sunoco GP contributed all of its limited partner interest in the Partnership to the MLP;

     WHEREAS, RM In LLC (i) contributed to the Partnership all of its interest in the Assets and (ii) merged with and into GP LLC, with GP LLC being the sole surviving entity;

     WHEREAS, the MLP contributed (i) $247 million to the Partnership (99.99% on behalf of the MLP as a limited partner of the Partnership and 0.01% on behalf of GP LLC as general

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partner of the Partnership) and (ii) all of its limited partner interest in the
Partnership to the Limited Partner (as defined below);

     WHEREAS, GP LLC contributed all of its general partner interest in the Partnership as a capital contribution to the General Partner (as defined below); and

     WHEREAS, each of the Withdrawing Partners executes this Agreement to confirm its withdrawal from the Partnership and the Partners (as defined below) acknowledge and agree to such withdrawal.

     NOW, THEREFORE, the parties hereto hereby amend the Prior Agreement and, as so amended, restate it in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

     The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

     "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Texas as described in the first sentence of Section 2.5 as amended or restated from time to time.

     "Texas Act" means the Texas Revised Limited Partnership Act, as amended from time to time, and any successor to such act.

     "General Partner" means Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company, in its capacity as the general partner of the Partnership, and any successor to Sunoco Logistics Partners Operations GP LLC, as general partner.

     "Limited Partner" means Sunoco Logistics Partners Operations L.P., a Delaware limited partnership, and any other limited partner admitted to the Partnership from time to time.

     "Partner" means the General Partner or any Limited Partner.

     "Partnership" means Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership.

     "Percentage Interest" means, with respect to any Partner, such Partner's percentage interest in the Partnership set forth in Section 2.6.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

     2.1 Formation. The Organizational General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the

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provisions of the Texas Act. The General Partner and the Limited Partner hereby enter into this Agreement to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Texas Act.

     2.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Sunoco Partners Marketing & Terminals L.P."

     2.3 Principal Office; Registered Office.

         (a) The principal office of the Partnership shall be at 1801 Market Street, Philadelphia, Pennsylvania 19103 or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other places as the General Partner deems advisable.

         (b) The address of the Partnership's registered office in the State of Texas shall be the CT Corporation System, 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name of the Partnership's registered agent for service of process at such address shall be CT Corporation System.

     2.4 Term. The Partnership shall continue in existence until an election to dissolve the Partnership by the General Partner.

     2.5 Organizational Certificate. A Certificate of Limited Partnership of the Partnership has been filed by the General Partner with the Secretary of State of the State of Texas as required by the Texas Act. The General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in the State of Texas and any state in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Texas and any state or jurisdiction in which the Partnership may elect to do business.

     2.6 Partnership Interests. The General Partner shall have a 0.01% Percentage Interest and the Limited Partner shall have a 99.99% Percentage Interest.

                                   ARTICLE III

                                     PURPOSE

     The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Texas Act.

                                       3

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                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

     Contributions to the capital of the Partnership have been made as set forth in the Recitals.

                                   ARTICLE V

                          CAPITAL ACCOUNTS ALLOCATIONS

     5.1 Capital Accounts. The Partnership shall maintain a capital account for each of the Partners in accordance with the regulations issued pursuant to
Section 704 of the Internal Revenue Code of 1986, as amended (the "Code"), and as determined by the General Partner as consistent therewith.

     5.2 Allocations. For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests, except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations issued pursuant thereto.

     5.3 Distributions. From time to time, but not less often than quarterly, the General Partner shall review the Partnership's accounts to determine whether distributions are appropriate. The General Partner may make such cash distributions as it, in its sole discretion, may determine without being limited to current or accumulated income or gains from any Partnership funds, including, without limitation, Partnership revenues, capital contributions or borrowed funds; provided, however, that no such distribution shall be made if, after giving effect thereto, the liabilities of the Partnership exceed the fair market value of the assets of the Partnership. In its sole discretion, the General Partner may, subject to the foregoing proviso, also distribute to the Partners other Partnership property, or other securities of the Partnership or other entities. All distributions by the General Partner shall be made in accordance with the Percentage Interests of the Partners.

                                   ARTICLE VI

                      MANAGEMENT AND OPERATIONS OF BUSINESS

     Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; the Limited Partner shall not have any power to control or manage the Partnership.

                                   ARTICLE VII

                    RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

     The Limited Partner shall have no liability under this Agreement except to the extent of the value of its capital account.

                                       4

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                                   ARTICLE VII

                           DISSOLUTION AND LIQUIDATION

     The Partnership shall be dissolved, and its affairs shall be wound up as provided in Section 2.4.

                                   ARTICLE IX

                       AMENDMENT OF PARTNERSHIP AGREEMENT

     The General Partner may amend any provision of this Agreement without the consent of the Limited Partner and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

                                    ARTICLE X

                                     MERGERS

     10.1 Authority. The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Texas or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article X.

     10.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article X requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

          (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

          (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

          (c) The terms and conditions of the proposed merger or consolidation;

          (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of

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their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

          (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

          (f) The effective time of the merger, which may be the date of the filing of the certificate of merger or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

          (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.1 Addresses and Notices. Any notice to the Partnership, the General Partner or the Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to
Section 2.3(a).

     11.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     11.3 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     11.4 Severability. If any provision of this Agreement is or becomes invalid, illegal or enforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

     11.5 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

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     IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the date first above written.

                                        GENERAL PARTNER:

                                        SUNOCO LOGISTICS PARTNERS
                                        OPERATIONS GP LLC

                                             By: /s/ David A. Justin
                                                --------------------------
                                             Name: David A. Justin
                                                  ------------------------
                                             Title: Vice President
                                                   -----------------------

                                        LIMITED PARTNER:

                                        SUNOCO LOGISTICS PARTNERS
                                        OPERATIONS L.P.

                                        By:  SUNOCO LOGISTICS PARTNERS GP
                                             LLC, its general partner

                                             By: /s/ David A. Justin
                                                --------------------------
                                             Name: David A. Justin
                                                  ------------------------
                                             Title: Vice President
                                                   -----------------------

                                        WITHDRAWING PARTNERS:

                                        SUNOCO, INC. (R&M)

                                             By: /s/ Thomas W. Hofmann
                                                --------------------------
                                             Name: Thomas W. Hofmann
                                                  ------------------------
                                             Title: Senior Vice President
                                                   -----------------------

                                        SUNOCO PARTNERS LLC

                                             By: /s/ David A. Justin
                                                --------------------------
                                             Name: David A. Justin
                                                  ------------------------
                                             Title: Vice President
                                                   -----------------------

             Signature Page 1 of 2 to the First Amended and Restated
                        Agreement of Limited Partnership
                             of Sunoco Pipeline L.P.

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                                        SUNOCO LOGISTICS PARTNERS L.P.

                                        By: SUNOCO PARTNERS LLC,
                                             its general partner

                                             By: /s/ David A. Justin
                                                -------------------------
                                             Name: David A. Justin
                                                  -----------------------
                                             Title: Vice President
                                                   ----------------------

                                        SUNOCO LOGISTICS PARTNERS GP LLC

                                             By: /s/ David A. Justin
                                                -------------------------
                                             Name: David A. Justin
                                                  -----------------------
                                             Title: Vice President
                                                   ----------------------

             Signature Page 2 of 2 to the First Amended and Restated
                        Agreement of Limited Partnership
                             of Sunoco Pipeline L.P.